VZQTR20FIN

Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
April 27, 2026	Katie Magnotta
201-602-9235
katie.magnotta@verizon.com

Jamie Serino
201-401-5460
jamie.serino@verizon.com

Verizon’s Transformation Actions Deliver Growth & Profitability in 1Q26; Company Raises Adjusted EPS Guidance

Verizon Achieved First Positive 1Q Postpaid Phone Net Additions Since 2013, a Year-Over-Year Improvement of Over 340,000; Guidance Raised to Top Half of 750,000 - 1M Range

Key 1Q26 Highlights:

•Strong consolidated net income leading to highest quarterly Adjusted EBITDA1 in company history
•Solid earnings per share (EPS) growth, which drove highest quarterly Adjusted EPS1 growth since 2021
•Strong cash flow from operating activities providing confidence in free cash flow1 guidance

NEW YORK, NY — Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported first-quarter 2026 results that demonstrate accelerating momentum in its strategic transformation. The company delivered a strong quarter across core operating metrics, including its first positive first-quarter postpaid phone net adds since 2013. The achievements and performance this quarter were driven by healthier customer economics, including key improvements in customer acquisition and churn, and operational efficiency.

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VZQTR20FIN
“Our first-quarter 2026 results show that our turnaround is not only progressing, it is gaining momentum," said Verizon CEO Dan Schulman. "We are beginning to reclaim our market leadership by putting the customer at the center of everything we do, reducing friction to increase loyalty and create genuine value. This disciplined approach is already delivering healthier economics, lower churn, and the first positive first-quarter postpaid phone net adds we've seen in over a decade. Given our strong performance and momentum, we are raising our 2026 Adjusted EPS1 guidance to year-over-year growth of 5.0 to 6.0 percent and we now expect our total retail postpaid phone net additions to be in the upper half of our 750,000 to one million range."
1Q 2026 Highlights
Frontier results are included in Verizon's financial and operating results beginning on January 20, 2026, the date of the closing of the acquisition.
Consolidated Financial Results
•Total operating revenue was $34.4 billion, up 2.9 percent year-over-year. This result was driven in part by the company's disciplined approach to promotional spending and the resulting moderated upgrade activity, which impacted wireless equipment revenue.
•Consolidated net income was $5.1 billion, a 3.3 percent increase year-over-year.
•Consolidated adjusted EBITDA1 grew 6.7 percent year-over-year to $13.4 billion.
•Diluted EPS increased to $1.20, representing solid growth of 4.3 percent year-over-year.
•Adjusted EPS1, excluding special items, grew to $1.28 in first-quarter 2026, a 7.6 percent increase year-over-year and the best quarterly growth rate since 2021.
•Cash flow from operating activities was $8.0 billion in first-quarter 2026 compared to $7.8 billion in first-quarter 2025, representing a growth rate of 2.6 percent.
•Capital expenditures were $4.2 billion, as network build pace across mobility and fiber remains on track.
•Free cash flow1 was $3.8 billion in first-quarter 2026 compared to $3.6 billion in first-quarter 2025, representing a growth rate of 4.0 percent.
•Verizon's total unsecured debt as of the end of first-quarter 2026 was $142.5 billion, compared to $131.1 billion at the end of fourth-quarter 2025. The company's net unsecured debt1 at the end of first-quarter 2026 was $130.1 billion compared to $110.1 billion at the end of the fourth-quarter 2025. At the end of first-quarter 2026, Verizon's ratio of unsecured debt to consolidated net income (LTM) was 8.0 times and its net unsecured debt to consolidated adjusted EBITDA ratio1 was 2.6 times.
•Verizon paid down approximately half of the Frontier debt since the acquisition closed, and expects to repay substantially all of Frontier's debt by the end of the year.
•Verizon successfully completed $2.5 billion of share repurchases in first-quarter 2026, and remains on track for its full-year target of at least $3.0 billion.

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VZQTR20FIN
Mobility and Broadband

•Mobility and broadband service revenue reached approximately $22.9 billion, representing a 1.6 percent increase year-over-year. The company's first-quarter revenue result includes an 80 basis point impact to wireless service revenue growth due to the January network outage. In March, mobility and broadband service revenue grew in the middle of the 2.0 percent to 3.0 percent guidance range.
•Wireless equipment revenue was $5.7 billion, up 5.2 percent year-over-year.
•In first-quarter 2026, Verizon reported total postpaid phone net additions of 55,000, the first time the company generated positive first-quarter total postpaid phone net additions since 2013. The year-over-year improvement of over 340,000 was driven in part by a higher mix of new to Verizon gross additions.
•Total core prepaid2 net additions were 115,000, representing seven consecutive quarters of growth.
•Verizon delivered 341,000 broadband net additions in first-quarter 2026. This includes total fixed wireless access net additions of 214,000 and 127,000 fiber broadband net additions.
•Verizon now has approximately 16.8 million fixed wireless access and fiber broadband connections.

Outlook and Guidance
Verizon does not provide a reconciliation for certain of the following adjusted (non-GAAP)
forecasts because it cannot, without unreasonable effort, predict the special items that could arise, and the company is unable to address the probable significance of the unavailable information.

Transformation efforts and strong first-quarter performance give Verizon the confidence to provide the following raised guidance for 2026:

•Adjusted EPS1 of $4.95 to $4.99, or year-over-year growth of 5.0 to 6.0 percent, representing a significant acceleration compared to recent historical performance.
•Total retail postpaid phone net additions are now expected to be in the top half of the 750,000 to 1.0 million range, which is approximately 2 to 3 times the 2025 reported result.

In addition, for 2026, Verizon continues to expect the following:

•Total mobility and broadband service revenue growth of 2.0 percent to 3.0 percent, equating to approximately $93 billion. Wireless service revenue growth will be approximately flat in 2026 as the company transitions to sustainable volume-based growth.
•Cash flow from operations of $37.5 billion to $38.0 billion.
•Capital expenditures of $16.0 billion to $16.5 billion.
•Free cash flow1 of $21.5 billion or more, growing approximately 7.0 percent or more from 2025, which will mark the highest free cash flow1 generated since 2020.

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VZQTR20FIN
1 Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).
2 Represents total prepaid results excluding our SafeLink brand.
Verizon Communications Inc. (NYSE, Nasdaq: VZ) powers and empowers how its millions of customers live, work and play, delivering on their demand for mobility, reliable network connectivity and security. Headquartered in New York City, serving countries worldwide and nearly all of the Fortune 500, Verizon generated revenues of $138.2 billion in 2025. Verizon’s world-class team never stops innovating to meet customers where they are today and equip them for the needs of tomorrow. For more, visit verizon.com or find a retail location at verizon.com/stores.

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Forward-looking statements in this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets,” "will" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including the inability to successfully respond to competitive factors such as prices, promotional incentives, network performance and quality, and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology, including artificial intelligence, and address changes in consumer demand; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation and changing interest rates in the markets in which we operate; changes to international trade and tariff policies and related economic and other impacts; cyberattacks impacting our networks or systems and any resulting financial or reputational impact; our ability to implement business transformation initiatives and achieve their anticipated benefits; system failures and disruptions to our networks and operations and any resulting financial, reputational or business impact; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises, natural disasters or extreme weather conditions; material adverse changes in labor matters and any resulting financial or operational impact; damage to our reputation or brands; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; allegations regarding the release of hazardous materials or pollutants into the environment from our, or our predecessors’, network assets and any related government investigations, regulatory developments, litigation, penalties and other liability, remediation and compliance costs, operational impacts or reputational damage; significant amount of outstanding debt; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or regulations, or in their interpretation, or challenges to our tax positions, resulting in additional tax expense or liabilities; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to return capital to shareholders, including the amount, timing, and effect of share repurchases and dividends; and risks associated with mergers, acquisitions, divestitures and other strategic transactions, including our ability to obtain cost savings and other synergies and anticipated benefits of completed transactions within the expected time period or at all.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25	% Change

Operating Revenues
Service revenues and other	$28,759	$28,087	2.4
Wireless equipment revenues	5,681	5,398	5.2
Total Operating Revenues	34,440	33,485	2.9

Operating Expenses
Cost of services	7,167	6,950	3.1
Cost of wireless equipment	6,506	6,106	6.6
Selling, general and administrative expense	7,633	7,874	(3.1)
Depreciation and amortization expense	4,892	4,577	6.9
Total Operating Expenses	26,198	25,507	2.7

Operating Income	8,242	7,978	3.3
Equity in earnings of unconsolidated businesses	5	6	(16.7)
Other income, net	477	121	*
Interest expense	(1,940)	(1,632)	18.9
Income Before Provision For Income Taxes	6,784	6,473	4.8
Provision for income taxes	(1,638)	(1,490)	9.9
Net Income	$5,146	$4,983	3.3

Net income attributable to noncontrolling interests	$101	$104	(2.9)
Net income attributable to Verizon	5,045	4,879	3.4
Net Income	$5,146	$4,983	3.3

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.20	$1.16	3.4
Weighted-average shares outstanding (in millions)	4,205	4,222

Diluted Earnings Per Common Share(1)
Net income attributable to Verizon	$1.20	$1.15	4.3
Weighted-average shares outstanding (in millions)	4,210	4,226
Footnotes:
(1)Where applicable, Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
* Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	3/31/26	12/31/25	$ Change

Assets
Current assets
Cash and cash equivalents	$8,366	$19,048	$(10,682)
Accounts receivable	27,966	28,347	(381)
Less Allowance for credit losses	1,311	1,250	61
Accounts receivable, net	26,655	27,097	(442)
Inventories	2,320	2,441	(121)
Prepaid expenses and other	7,382	8,336	(954)
Total current assets	44,723	56,922	(12,199)

Property, plant and equipment	357,650	337,991	19,659
Less Accumulated depreciation	231,678	228,524	3,154
Property, plant and equipment, net	125,972	109,467	16,505
Investments in unconsolidated businesses	730	785	(55)
Wireless licenses	157,082	157,039	43
Goodwill	30,628	22,841	7,787
Other intangible assets, net	12,799	10,458	2,341
Operating lease right-of-use assets	23,401	23,498	(97)
Other assets	22,547	23,248	(701)
Total assets	$417,882	$404,258	$13,624

Liabilities and Equity
Current liabilities
Debt maturing within one year	$28,229	$18,618	$9,611
Accounts payable and accrued liabilities	21,932	24,981	(3,049)
Current operating lease liabilities	4,720	4,542	178
Other current liabilities	14,999	14,229	770
Total current liabilities	69,880	62,370	7,510

Long-term debt	144,231	139,532	4,699
Employee benefit obligations	12,023	11,099	924
Deferred income taxes	49,312	48,717	595
Non-current operating lease liabilities	18,692	18,951	(259)
Other liabilities	19,122	17,848	1,274
Total long-term liabilities	243,380	236,147	7,233

Equity
Common stock	429	429	—
Additional paid in capital	13,263	13,372	(109)
Retained earnings	96,824	94,744	2,080
Accumulated other comprehensive loss	(2,372)	(1,727)	(645)
Common stock in treasury, at cost	(5,335)	(3,255)	(2,080)
Deferred compensation – employee stock ownership plans and other	500	897	(397)
Noncontrolling interests	1,313	1,281	32
Total equity	104,622	105,741	(1,119)
Total liabilities and equity	$417,882	$404,258	$13,624

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	3/31/26		12/31/25

Total debt	$172,460		$158,150
Unsecured debt	$142,498		$131,083
Net unsecured debt(1)	$130,053		$110,053
Unsecured debt / Consolidated Net Income (LTM)	8.0	x	7.4	x
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.6	x	2.2	x
Common shares outstanding, end of period (in millions)	4,176		4,217
Total employees (‘000)(3)	99.6		89.9
Quarterly cash dividends declared per common share	$0.7075		$0.6900
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.
(3)Number of employees on a full-time equivalent basis.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25	$ Change

Cash Flows from Operating Activities
Net Income	$5,146	$4,983	$163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,892	4,577	315
Employee retirement benefits	(117)	143	(260)
Deferred income taxes	703	132	571
Provision for expected credit losses	581	587	(6)
Equity in losses of unconsolidated businesses, inclusive of dividends received	3	20	(17)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(3,082)	(2,618)	(464)
Other, net	(142)	(42)	(100)
Net cash provided by operating activities	7,984	7,782	202

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(4,201)	(4,145)	(56)
Cash paid related to acquisitions of businesses, net of cash acquired	(9,480)	—	(9,480)
Acquisitions of wireless licenses	(83)	(122)	39
Other, net	191	515	(324)
Net cash used in investing activities	(13,573)	(3,752)	(9,821)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	5,975	—	5,975
Proceeds from asset-backed long-term borrowings	6,154	2,781	3,373
Repayments of long-term borrowings and finance lease obligations	(4,258)	(2,446)	(1,812)
Repayments of asset-backed long-term borrowings	(6,828)	(2,589)	(4,239)
Dividends paid	(2,910)	(2,856)	(54)
Purchase of common stock for treasury	(2,500)	—	(2,500)
Other, net	(911)	(783)	(128)
Net cash used in financing activities	(5,278)	(5,893)	615

Decrease in cash, cash equivalents and restricted cash	(10,867)	(1,863)	(9,004)
Cash, cash equivalents and restricted cash, beginning of period	19,499	4,635	14,864
Cash, cash equivalents and restricted cash, end of period	$8,632	$2,772	$5,860

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25	% Change

Operating Revenues
Mobility and broadband service(1)	$19,180	$18,801	2.0
Wireless equipment	4,824	4,532	6.4
Other(2)	2,449	2,285	7.2
Total Operating Revenues	26,453	25,618	3.3

Operating Expenses
Cost of services	4,820	4,574	5.4
Cost of wireless equipment	5,303	4,912	8.0
Selling, general and administrative expense	4,886	5,165	(5.4)
Depreciation and amortization expense	3,730	3,543	5.3
Total Operating Expenses	18,739	18,194	3.0

Operating Income	$7,714	$7,424	3.9
Operating Income Margin	29.2%	29.0%

Segment EBITDA(3)	$11,444	$10,967	4.3
Segment EBITDA Margin(3)	43.3%	42.8%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Consumer revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25	% Change

Operating Revenues
Mobility and broadband service(1)	$3,688	$3,717	(0.8)
Wireless equipment	857	866	(1.0)
Other(2)	2,874	2,703	6.3
Total Operating Revenues	7,419	7,286	1.8

Operating Expenses
Cost of services	2,341	2,376	(1.5)
Cost of wireless equipment	1,202	1,194	0.7
Selling, general and administrative expense	1,911	2,032	(6.0)
Depreciation and amortization expense	1,081	1,020	6.0
Total Operating Expenses	6,535	6,622	(1.3)

Operating Income	$884	$664	33.1
Operating Income Margin	11.9%	9.1%

Segment EBITDA(3)	$1,965	$1,684	16.7
Segment EBITDA Margin(3)	26.5%	23.1%
Footnotes:
(1) Mobility and broadband service revenue primarily includes revenue from mobility communication services, FWA broadband, Fios internet and other fiber-based services.
(2) Other revenue primarily includes revenue from wireline products that provide legacy voice, video and data solutions, as well as broadband solutions over a traditional copper-based network. Other revenue also includes fees that partially recover the direct and indirect costs of complying with regulatory and industry obligations and programs, leasing and interest recognized when equipment is sold to the customer by an authorized agent under a device payment plan agreement.
(3) Non-GAAP financial measure.
During the first quarter of 2026, Verizon revised its presentation of revenue reporting for its reportable segments. Accordingly, beginning in the first quarter of 2026, Verizon has reported Business revenue disaggregated by products and services as follows: Mobility and broadband service revenue, Wireless equipment revenue and Other revenue. Prior period operating revenue results have been recast to conform to the current period presentation. There was no change to the composition of our reportable segments and total segment results, nor to the determination of segment profit.
The segment financial results above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Total Operating Statistics

Unaudited	3/31/26	3/31/25	% Change

Connections (‘000)
Wireless retail	146,798	145,974	0.6
Wireless retail postpaid	126,499	125,744	0.6
Wireless retail postpaid phone	93,920	93,214	0.8
Wireless retail core prepaid(1)	19,279	18,977	1.6

Fiber broadband	10,757	7,581	41.9
FWA broadband	6,006	4,845	24.0
Total broadband(2)	16,763	12,426	34.9

Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25	% Change

Net Additions Detail (‘000)
Wireless retail	(116)	(65)	(78.5)
Wireless retail postpaid	(196)	(159)	(23.3)
Wireless retail postpaid phone	55	(289)	*
Wireless retail core prepaid(1)	115	137	(16.1)

Fiber broadband	127	45	*
FWA broadband	214	308	(30.5)
Total broadband(2)	341	353	(3.4)

Account Statistics
Wireless retail postpaid accounts (‘000)(3)	34,369	34,696	(0.9)
Wireless retail postpaid ARPA(4)	$166.66	$169.81	(1.9)
Wireless retail core prepaid ARPU(5)	$33.31	$31.92	4.4

Churn Detail
Wireless retail postpaid phone	0.97%	0.95%
Wireless retail core prepaid(1)	3.45%	3.47%

Wireless Retail Postpaid Connection Statistics
Upgrade rate	3.0%	2.8%

Footnotes:
(1) Represents total prepaid results excluding our SafeLink brand.
(2) Total broadband excludes solutions provided over a traditional copper-based network.
(3) Statistic presented as of end of period.
(4) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(5) Wireless retail core prepaid ARPU - average service revenue per unit from retail prepaid connections excluding our SafeLink brand.
Where applicable, the operating results reflect certain adjustments, including those related to migration activity among different types of devices and plans, customer profile changes, product-related changes and adjustments in connection with mergers, acquisitions and divestitures. Where applicable, historical results have been recast to conform to the current period presentation.
* Not meaningful

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 12/31/25	3 Mos. Ended 9/30/25	3 Mos. Ended 6/30/25	3 Mos. Ended 3/31/25

Consolidated Net Income	$5,146	$2,448	$5,056	$5,121	$4,983
Add:
Provision for income taxes	1,638	615	1,471	1,488	1,490
Interest expense(1)	1,940	1,759	1,664	1,639	1,632
Depreciation and amortization expense(2)	4,892	4,519	4,618	4,635	4,577
Consolidated EBITDA	$13,616	$9,341	$12,809	$12,883	$12,682

Add/(subtract):
Other (income) expense, net(3)	$(477)	$185	$(92)	$(79)	$(121)
Equity in (earnings) losses of unconsolidated businesses	(5)	(3)	6	3	(6)
Severance charges	—	1,715	—	—	—
Acquisition and integration related charges	261	39	52	—	—
Asset and business rationalization	—	583	—	—	—
	(221)	2,519	(34)	(76)	(127)
Consolidated Adjusted EBITDA	$13,395	$11,860	$12,775	$12,807	$12,555
Consolidated Adjusted EBITDA - Year over year change %	6.7%
Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Consolidated EBITDA and Consolidated Adjusted EBITDA (LTM)
(dollars in millions)
Unaudited	12 Mos. Ended 3/31/26	12 Mos. Ended 12/31/25

Consolidated Net Income	$17,771	$17,608
Add:
Provision for income taxes	5,212	5,064
Interest expense(1)	7,002	6,694
Depreciation and amortization expense(2)	18,664	18,349
Consolidated EBITDA	$48,649	$47,715

Add/(subtract):
Other income, net(3)	$(463)	$(107)
Equity in losses of unconsolidated businesses	1	—
Severance charges	1,715	1,715
Acquisition and integration related charges	352	91
Asset and business rationalization	583	583
	2,188	2,282
Consolidated Adjusted EBITDA	$50,837	$49,997

Footnotes:
(1) Includes a portion of the Acquisition and integration related charges, where applicable.
(2) Includes Amortization of acquisition-related intangible assets.
(3) Includes Pension and benefits remeasurement adjustments, where applicable.

Verizon Communications Inc.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)
Unaudited	3/31/26		12/31/25

Debt maturing within one year	$28,229		$18,618
Long-term debt	144,231		139,532
Total Debt	172,460		158,150
Less Secured debt	29,962		27,067
Unsecured Debt	142,498		131,083
Less Equity credit for junior subordinated notes(1)	4,079		1,982
Less Cash and cash equivalents	8,366		19,048
Net Unsecured Debt	$130,053		$110,053
Consolidated Net Income (LTM)	$17,771		$17,608
Unsecured Debt to Consolidated Net Income Ratio	8.0	x	7.4	x
Consolidated Adjusted EBITDA (LTM)	$50,837		$49,997
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.6	x	2.2	x

Footnote:
(1) Represents a fifty percent equity credit related to junior subordinated notes outstanding.

Adjusted Earnings per Common Share (Adjusted EPS)
(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/26				3 Mos. Ended 3/31/25
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.20				$1.15
Amortization of acquisition-related intangible assets	$240	$(60)	$180	0.04	$190	$(48)	$142	0.03
Pension and benefits credits	(237)	59	(178)	(0.04)	—	—	—	—
Acquisition and integration related charges	261	68	329	0.08	—	—	—	—
	$264	$67	$331	$0.08	$190	$(48)	$142	$0.03
Adjusted EPS				$1.28				$1.19
Year over year change %				7.6%				3.5%

Footnote:
Adjusted EPS may not add due to rounding.

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/24				3 Mos. Ended 3/31/23
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.09				$1.17
Amortization of acquisition-related intangible assets	$221	$(56)	$165	0.04	$208	$(53)	$155	0.04
Legacy legal matter	106	(27)	79	0.02	—	—	—	—
	$327	$(83)	$244	$0.06	$208	$(53)	$155	$0.04
Adjusted EPS				$1.15				$1.20
Year over year change %				(4.2)%				(11.1)%

Footnote:
Adjusted EPS may not add due to rounding.

Verizon Communications Inc.

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/22				3 Mos. Ended 3/31/21
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.09				$1.27
Amortization of acquisition-related intangible assets	$238	$(60)	$178	0.04	$276	$(67)	$209	0.05
Early debt redemption costs	1,241	(316)	925	0.22	—	—	—	—
Loss on spectrum licenses	—	—	—	—	223	(56)	167	0.04
	$1,479	$(376)	$1,103	$0.26	$499	$(123)	$376	$0.09
Adjusted EPS				$1.35				$1.36
Year over year change %				(0.7)%				7.9%

Footnote:
Adjusted EPS may not add due to rounding.

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 3/31/20
	Pre-tax	Tax	After-Tax
EPS				$1.00
Loss on spectrum licenses	$1,195	$(281)	$914	0.22
Pension and benefits charges	182	(47)	135	0.03
	$1,377	$(328)	$1,049	$0.25
Adjusted EPS				$1.26

Footnote:
Adjusted EPS may not add due to rounding.

Free Cash Flow
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25

Net Cash Provided by Operating Activities	$7,984	$7,782
Capital expenditures (including capitalized software)	(4,201)	(4,145)
Free Cash Flow	$3,783	$3,637
Year over year change %	4.0%

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/25	12 Mos. Ended 12/31/24	12 Mos. Ended 12/31/23	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	12 Mos. Ended 12/31/20

Net Cash Provided by Operating Activities	$37,137	$36,912	$37,475	$37,141	$39,539	$41,768
Capital expenditures (including capitalized software)	(17,011)	(17,090)	(18,767)	(23,087)	(20,286)	(18,192)
Free Cash Flow	$20,126	$19,822	$18,708	$14,054	$19,253	$23,576

Free Cash Flow Forecast
(dollars in millions)
12 Mos. Ended
Unaudited	12/31/26

Net Cash Provided by Operating Activities Forecast	$37,500 - 38,000
Capital expenditures forecast (including capitalized software)	(16,000 - 16,500)
Free Cash Flow Forecast	$21,500
Free Cash Flow Growth Forecast %	6.8%

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin

Consumer
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25

Operating Income	$7,714	$7,424
Add Depreciation and amortization expense	3,730	3,543
Segment EBITDA	$11,444	$10,967
Year over year change %	4.3%

Total operating revenues	$26,453	$25,618
Operating Income Margin	29.2%	29.0%
Segment EBITDA Margin	43.3%	42.8%

Business
(dollars in millions)
Unaudited	3 Mos. Ended 3/31/26	3 Mos. Ended 3/31/25

Operating Income	$884	$664
Add Depreciation and amortization expense	1,081	1,020
Segment EBITDA	$1,965	$1,684
Year over year change %	16.7%

Total operating revenues	$7,419	$7,286
Operating Income Margin	11.9%	9.1%
Segment EBITDA Margin	26.5%	23.1%